                                                                   Exhibit 99.2


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Henderson Brothers Holdings, Inc. and Subsidiary

    We have audited the accompanying consolidated statements of financial condition of Henderson Brothers Holdings, Inc. and Subsidiary (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of income, cash flows and changes in stockholders' equity for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements of the Company for the year ended December 31, 1997 were audited by other auditors whose report, dated February 16, 1998, expressed an unqualified opinion on those statements.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such 1999 and 1998 consolidated financial statements present fairly, in all material respects, the financial position of Henderson Brothers Holdings, Inc. and Subsidiary at December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

    As discussed in Note 11, on December 23, 1999 the stockholders of the Company executed an agreement to sell all the outstanding capital stock of the Company to LaBranche & Co Inc.

/s/ Deloitte & Touche LLP

New York, New York
January 28, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Henderson Brothers Holdings, Inc.

    We have audited the accompanying consolidated statements of income, cash flows and changes in stockholders' equity of Henderson Brothers Holdings, Inc. and Subsidiary for the year ended December 31, 1997. These financial statements and the condensed financial statements referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Henderson Brothers Holdings, Inc. and Subsidiary for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

    Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The condensed financial statements (Parent Company Only) appearing on pages F-47 through F-50 are presented for the purpose of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. Such statements have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.

New York, New York
February 16, 1998

                HENDERSON BROTHERS HOLDINGS, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1999 AND 1998

                                                                  1999           1998
                                                              ------------   ------------
                           ASSETS
Cash........................................................  $  3,396,238   $ 10,670,335
Cash deposited with clearing organizations or segregated in
  compliance with federal regulations.......................     6,342,123      4,935,397
Securities purchased under agreement to resell..............    19,500,000             --
Financial instruments owned--at fair value:
    U.S. government obligations.............................    46,138,239     41,914,281
    Equities................................................    29,720,166     37,913,511
Receivables:
    Brokers, dealers and clearing organizations.............    96,233,541     97,188,681
    Customers...............................................     1,172,860      1,268,070
    Income taxes............................................     1,557,209        279,231
    Exchange memberships:
    Owned by the Company, at cost (market value, $43,700,000
     and $23,275,000, respectively).........................     8,835,620      8,835,620
    Contributed by stockholders for the use of the Company,
     at market value........................................     4,600,000      2,450,000
Other assets................................................     1,726,878      4,902,876
                                                              ------------   ------------
TOTAL ASSETS................................................  $219,222,874   $210,358,002
                                                              ============   ============
            LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Bank loan...................................................  $      1,000   $      1,000
Financial instruments (equities) sold, but not yet
  purchased--at fair value..................................    20,804,633     15,483,439
Payables:
    Brokers, dealers and clearing organizations.............    68,702,105     78,364,047
    Customers...............................................     6,551,799      4,567,875
    Correspondents..........................................     1,016,462        579,556
    Deferred income taxes...................................       740,934      1,402,871
    Former stockholders.....................................            --      6,442,368
    Dividends...............................................       943,341        745,402
Accounts payable and accrued expenses.......................     7,832,593      6,508,734
                                                              ------------   ------------
                                                               106,592,867    114,095,292
                                                              ------------   ------------
Subordinated liabilities....................................    58,669,100     56,252,100
                                                              ------------   ------------
Commitments (Note 6)
STOCKHOLDERS' EQUITY:
Preferred stock, Series A, $1 par value (stated value of
  $1,000) 175.5 shares authorized, no shares outstanding....            --             --
Preferred stock, Series B, $1 par value (stated value of
  $917.18) 84 shares authorized, no shares outstanding......            --             --
Preferred stock, $1 par value, 100,744 shares authorized, no
  shares issued.............................................            --             --
Preferred stock, Series C, $1 par value (stated value of
  $137) 99,995 shares authorized, 68,857 shares outstanding
  in 1999 and 1998..........................................     9,433,409      9,433,409
Common stock, non-voting, $1 par value, 40,000 shares
  authorized 4,260 shares outstanding in 1999 and 1998......         4,260          4,260
Common stock, voting, $1 par value, 20,000 shares authorized
  4,238 shares outstanding in 1999 and 1998.................         4,238          4,238
Additional paid-in-capital..................................    11,964,776     11,964,776
Retained earnings...........................................    36,577,520     25,169,854
Notes receivable--stockholders..............................    (4,023,296)    (6,565,927)
                                                              ------------   ------------
Total stockholders' equity..................................    53,960,907     40,010,610
                                                              ------------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................  $219,222,874   $210,358,002
                                                              ------------   ------------

                See notes to consolidated financial statements.

                HENDERSON BROTHERS HOLDINGS, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                           1999          1998          1997
                                                        -----------   -----------   -----------
REVENUES:
    Principal transactions as a specialist............  $52,469,688   $36,863,958   $37,978,596
    Commissions.......................................   23,663,386    21,697,106    19,069,990
    Dividends and interest............................    5,012,169     4,614,675     3,393,502
    Net gain from investment accounts.................      334,509       451,907       618,176
    Other.............................................      609,190       716,903       543,577
                                                        -----------   -----------   -----------
        Total revenues................................   82,088,942    64,344,549    61,603,841
                                                        -----------   -----------   -----------
EXPENSES:
    Employee compensation and benefits................   43,263,227    38,261,765    36,422,258
    Stock exchange fees and clearance charges.........    1,765,338     1,230,554     1,159,328
    Professional fees.................................      887,042       949,100     1,170,087
    Contributions.....................................      463,695       346,530       322,036
    Rent..............................................      216,726       216,515       198,432
    Interest expense..................................    4,177,998     4,403,833     3,369,011
    Travel and entertainment..........................      864,458       781,458       711,422
    Communications....................................      137,430       137,101       121,528
    Insurance.........................................      511,921       668,479       444,519
    Other.............................................    5,132,947     2,226,495     2,430,278
                                                        -----------   -----------   -----------
        Total expenses................................   57,420,782    49,221,830    46,348,899
                                                        -----------   -----------   -----------
INCOME BEFORE PROVISION FOR INCOME TAXES..............   24,668,160    15,122,719    15,254,942
PROVISION FOR INCOME TAXES............................   12,317,153     7,195,641     6,982,480
                                                        -----------   -----------   -----------
NET INCOME............................................  $12,351,007   $ 7,927,078   $ 8,272,462
                                                        ===========   ===========   ===========

                See notes to consolidated financial statements.

                HENDERSON BROTHERS HOLDINGS, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                 1999          1998          1997
                                                              -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $12,351,007   $ 7,927,078   $ 8,272,462
  Adjustments to reconcile net income to net cash (used in)
    provided by operating activities:
    Depreciation and amortization...........................      256,365       182,115       205,159
    Bad debt expense........................................    1,321,684        42,102            --
    Deferred income taxes...................................     (661,937)       87,091      (251,713)
    (Increase) decrease in operating assets:
      Cash deposited with clearing organizations or
       segregated in compliance with federal regulations....   (1,406,726)   (4,294,711)    1,217,099
      Securities purchased under agreement to resell........  (19,500,000)           --            --
      Financial instruments owned...........................    3,969,387    (5,900,114)  (40,519,128)
      Receivables from brokers, dealers and clearing
       organizations........................................      955,140   (14,245,199)   (7,631,849)
      Receivables from customers............................       95,210     3,619,966    (2,710,919)
      Income taxes receivable...............................   (1,277,978)      (33,013)    2,251,756
      Other assets..........................................    1,737,593      (590,083)   (1,174,809)
    Increase (decrease) in operating liabilities:
      Financial instruments (equities) sold, not yet
       purchased............................................    5,321,194       783,667     4,252,228
      Payables to brokers, dealers and clearing
       organizations........................................   (9,661,942)   22,696,863     8,896,613
      Payables to customers.................................    1,983,924       696,228       967,860
      Payables to correspondents............................      436,906        (8,995)  (14,502,449)
      Payables to former stockholders.......................   (6,442,368)    6,442,368            --
      Accounts payable and accrued expenses.................    1,323,859       799,127     1,131,423
                                                              -----------   -----------   -----------
        Net cash (used in) provided by operating
        activities..........................................   (9,198,682)   18,204,490   (39,596,267)
                                                              -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets..................................     (139,644)     (105,003)      (88,503)
  Purchase of exchange memberships..........................           --            --    (1,200,000)
                                                              -----------   -----------   -----------
        Cash used in investing activities...................     (139,644)     (105,003)   (1,288,503)
                                                              -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from subordinated liabilities....................    1,373,000     3,714,100    39,325,000
  Repayments of subordinated liabilities....................   (1,106,000)           --            --
  Dividends paid............................................     (745,402)     (638,916)     (638,916)
  Decrease (increase) in notes receivable--stockholders.....    2,542,631    (4,953,178)      278,222
  Retirement of common stock................................           --    (5,227,178)           --
  Issuance of common stock..................................           --     5,227,178       386,227
  Proceeds from bank loans..................................           --            --     1,700,000
  Repayment of bank loans...................................           --    (4,701,000)           --
  Redemption of preferred stock.............................           --    (1,215,190)           --
                                                              -----------   -----------   -----------
        Net cash provided by (used in) financing
        activities..........................................    2,064,229    (7,794,184)   41,050,533
                                                              -----------   -----------   -----------
NET (DECREASE) INCREASE IN CASH.............................   (7,274,097)   10,305,303       165,763
CASH, BEGINNING OF YEAR.....................................   10,670,335       365,032       199,269
                                                              -----------   -----------   -----------
CASH, END OF YEAR...........................................  $ 3,396,238   $10,670,335   $   365,032
                                                              ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest................................................  $ 4,233,744   $ 4,174,670   $ 2,774,815
                                                              ===========   ===========   ===========
    Income taxes............................................  $14,264,331   $ 7,069,662   $ 6,010,000
                                                              ===========   ===========   ===========
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES:
  Decrease in secured demand notes receivable and
    liabilities subordinated to the claims of general
    creditors...............................................  $        --   $(2,000,000)  $(6,900,000)
                                                              ===========   ===========   ===========
  Increase (decrease) in market value of exchange
    memberships contributed by stockholders for use by the
    Company and liabilities subordinated to the claims of
    general creditors.......................................  $ 2,150,000   $(1,050,000)  $ 1,050,000
                                                              ===========   ===========   ===========
  Return of exchange memberships contributed for the use of
    the Company and liabilities subordinated to the claims
    of general creditors....................................  $        --   $        --   $(1,225,000)
                                                              ===========   ===========   ===========

                See notes to consolidated financial statements.

                HENDERSON BROTHERS HOLDINGS, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                     PREFERRED        COMMON STOCK       ADDITIONAL                     NOTES
                                       STOCK      --------------------     PAID-IN      RETAINED     RECEIVABLE-
                                     SERIES C     NONVOTING    VOTING      CAPITAL      EARNINGS     STOCKHOLDERS      TOTAL
                                    -----------   ---------   --------   -----------   -----------   ------------   -----------
BALANCE, DECEMBER 31, 1996........  $10,648,599    $4,209      $4,201    $ 6,677,650   $15,255,619   $(1,890,971)   $30,699,307
Net income........................           --        --          --             --     8,272,462            --      8,272,462
Dividend declared.................           --        --          --             --      (638,916)           --       (638,916)
Loans to stockholders.............           --        --          --             --            --       278,222        278,222
Issuance of common stock--44
  shares voting and 44 shares non-
  voting..........................           --        44          44        386,139            --            --        386,227
                                    -----------    ------      ------    -----------   -----------   -----------    -----------
BALANCE, DECEMBER 31, 1997........  $10,648,599    $4,253      $4,245    $ 7,063,789    22,889,165    (1,612,749)    38,997,302
Net income........................           --        --          --             --     7,927,078            --      7,927,078
Dividend declared.................           --        --          --             --      (745,402)           --       (745,402)
Reclassification of stock.........           --         7          (7)            --            --            --             --
Loans to stockholders.............           --        --          --             --            --    (4,953,178)    (4,953,178)
Preferred stock retired--8,870
  shares Series C.................   (1,215,190)       --                         --            --    (1,215,190)
                                                                 ----
Purchase of common stock--396
  shares voting and 397 shares
  nonvoting.......................           --      (397)       (396)      (325,398)   (4,900,987)           --     (5,227,178)
Reissuance of common stock--396
  shares voting and 397 shares
  nonvoting.......................           --       397         396      5,226,385            --            --      5,227,178
                                    -----------    ------      ------    -----------   -----------   -----------    -----------
BALANCE, DECEMBER 31, 1998........    9,433,409     4,260       4,238     11,964,776    25,169,854    (6,565,927)    40,010,610
Net income........................           --        --          --             --    12,351,007            --     12,351,007
Dividend declared.................           --        --          --             --      (943,341)           --       (943,341)
Repayment of loans to
  stockholders....................           --        --          --             --            --     2,542,631      2,542,631
                                    -----------    ------      ------    -----------   -----------   -----------    -----------
BALANCE, DECEMBER 31, 1999........  $ 9,433,409    $4,260      $4,238    $11,964,776   $36,577,520   $(4,023,296)   $53,960,907
                                    ===========    ======      ======    ===========   ===========   ===========    ===========

                See notes to consolidated financial statements.

                HENDERSON BROTHERS HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

1. SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION--The consolidated financial statements include the accounts of Henderson Brothers Holdings, Inc. (the "Corporation"), its wholly owned subsidiary, Henderson Brothers, Inc. (the "Subsidiary"), and the Subsidiary's wholly owned subsidiary, Henderson Brothers Futures Corporation ("HBFC"), an inactive company (collectively the "Company"). All material intercompany transactions and balances have been eliminated.

    The Subsidiary is a broker-dealer registered with the Securities and Exchange Commission (the "SEC") and a member of the New York Stock
Exchange, Inc. (the "NYSE"). Its primary business is to act as a specialist on the NYSE. A specialist is required to maintain a fair and orderly market in those securities which the specialist has been assigned. In its capacity as a specialist, the Subsidiary deals only with other members of the NYSE. Additionally, the Subsidiary executes certain transactions for its customers for which it receives a commission. The Subsidiary receives, acquires and holds funds and securities for its customers.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Certain amounts in prior years were reclassified to conform with the current year's presentation.

    FINANCIAL INSTRUMENTS--The Company records proprietary transactions in securities and the related commission revenues and expenses on a trade date basis. Financial instruments owned and financial instruments sold, but not yet purchased, have been valued at quoted market values with the resulting net unrealized gains and losses reflected in operations. Securities borrowed are recorded at the amount of cash collateral advanced to the lender. These transactions require the Subsidiary to deposit cash or other collateral with the lender. The Subsidiary monitors the market value of securities borrowed on a daily basis with additional collateral provided or excess collateral refunded, as necessary.

    SECURITIES TRANSACTIONS--The Subsidiary records customers' securities transactions on a settlement date basis with related commission revenues and expenses recorded on a trade date basis. Receivables from and payables to customers include amounts due on cash and margin transactions. Securities owned by customers are held as collateral for receivables. Such collateral is not reflected in the consolidated financial statements.

    RESALE AGREEMENTS--Securities purchased under agreements to resell are accounted for as collateralized financings and are carried at the amounts the securities will subsequently be resold. It is the policy of the Company to obtain possession or have a third party obtain possession on their behalf, of collateral with a market value equal to or in excess of the principal amount loaned under resale agreements. Collateral is valued daily, and the Company may require counterparties to deposit additional collateral or return collateral pledged when appropriate.

    INCOME TAXES--The Company utilizes the asset and liability method to calculate deferred tax assets and liabilities. Deferred taxes are recognized based on the differences between financial reporting and income tax basis of assets and liabilities using enacted income tax rates.

                HENDERSON BROTHERS HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

2. FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments," requires the Company to report the fair value of financial instruments, as defined. Substantially all of the Company's assets and liabilities are carried at fair value or contracted amounts which approximate fair value.

3. RECEIVABLES FROM BROKERS, DEALERS AND CLEARING ORGANIZATIONS

    The balances presented as receivable from and payable to brokers, dealers and clearing organizations consist of the following at December 31, 1999 and 1998:

                                                                 1999          1998
                                                              -----------   -----------
Receivable from brokers, dealers and clearing organizations:
  Unsettled trades..........................................  $77,213,008   $81,697,237
  Securities borrowed.......................................   14,638,500    11,262,000
  Receivable from clearing organizations....................    2,014,185     1,785,795
  Securities failed to deliver..............................      245,820       357,825
  Commissions receivable....................................    2,122,028     2,085,824
                                                              -----------   -----------
                                                              $96,233,541   $97,188,681
                                                              ===========   ===========
Payable to brokers, dealers and clearing organizations:
  Unsettled trades..........................................  $61,134,401   $76,012,373
  Securities failed to receive..............................    7,369,573     2,023,869
  Commissions payable.......................................      198,131       327,805
                                                              -----------   -----------
                                                              $68,702,105   $78,364,047
                                                              ===========   ===========

    Unsettled trades are shown net by counterparty.

4. SUBORDINATED LIABILITIES

    Subordinated liabilities consist of the following at December 31:

                                                                 1999          1998
                                                              -----------   -----------
Subordinated debentures.....................................  $54,069,100   $53,802,100
NYSE memberships contributed by certain stockholders of the
  Corporation...............................................    4,600,000     2,450,000
                                                              -----------   -----------
                                                              $58,669,100   $56,252,100
                                                              ===========   ===========

    The amounts and maturities of the subordinated debentures at December 31, 1999 are as follows:

MATURITY                                                      INTEREST RATE               AMOUNT
--------                                            ----------------------------------  -----------
January 1, 2001...................................            Broker call rate less 1%  $ 1,700,000
November 18, 2004.................................                               8.04%   32,000,000
January 31, 2005..................................            Broker call rate less 1%   20,369,100
                                                                                        -----------
                                                                                        $54,069,100
                                                                                        ===========

                HENDERSON BROTHERS HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

4. SUBORDINATED LIABILITIES (CONTINUED)

    The Subsidiary's subordinated liabilities totaling $43,200,000 and $41,050,000 in 1999 and 1998, respectively, which include $4,900,000 payable to the Corporation in each year, have been approved by the NYSE and are thus available to the Subsidiary in computing net capital pursuant to the SEC's Uniform Net Capital Rule (15c3-1).

    Subordinated liabilities are withdrawable by the lender at stated maturity dates or withdrawal can be accelerated upon six month's notice. Subordinated debt can be repaid only if, after giving effect to such repayment, the Subsidiary meets the SEC's capital regulations governing withdrawal of subordinated debt.

    The subordinated debt maturing on January 31, 2005 is due to stockholders of the Corporation. The outstanding balance at December 31, 1999 and 1998 was $20,369,100 and $20,102,100, respectively.

    Aggregate interest expense on subordinated liabilities was approximately $3,938,000, $4,122,000 and $2,900,000 for the years ended December 31, 1999,
1998 and 1997, respectively, which includes $1,260,700, $1,316,447 and $0, respectively, due to stockholders of the Corporation.

    The subordinated debenture maturing on November 18, 2004 contains certain restrictive covenants which require, among other things, that the Subsidiary maintain specified levels of capital. At December 31, 1999 the Subsidiary was in compliance with these restrictive covenants.

5. RELATED PARTY TRANSACTIONS

    Notes receivable from stockholders are reflected as an offset to stockholders' equity. Interest earned on these notes amounted to approximately $151,000, $61,000 and $73,000 for the years ended December 31, 1999, 1998 and
1997, respectively.

    Included in other assets are employee and affiliate loans and related interest totaling approximately $412,150 and $2,000,000 in 1999 and 1998, respectively. These receivables bear interest at 4.5% and are payable upon demand.

6. COMMITMENTS

    The Subsidiary has an operating lease for office space expiring on December 31, 2002. The lease contains provisions for escalations based on certain costs incurred by the lessor.

    At December 31, 1999, minimum future lease payments were as follows:

FISCAL YEAR                                             AMOUNT
-----------                                            --------
2000.................................................  $224,900
2001.................................................   224,900
2002.................................................   224,900
                                                       --------
                                                       $674,700
                                                       ========

7. PROFIT-SHARING PLAN

    The Subsidiary maintains a profit-sharing plan for all of its employees. Contributions to the plan are based on compensation as defined in the plan and are at the discretion of management. Profit-

                HENDERSON BROTHERS HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

7. PROFIT-SHARING PLAN (CONTINUED)
sharing contributions were $1,625,000, $1,448,000 and $1,374,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

    In connection with the pending sale of the Company, as described in
Note 11, it is the intention of management to terminate the profit-sharing plan.

8. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATION OF CREDIT RISK

       In the normal course of business, the Company enters into various securities transactions as principal or agent. The execution, settlement and financing of those transactions can result in off-balance sheet risk and concentration of credit risk.

    In connection therewith, the Subsidiary may be exposed to a risk of loss not reflected on the accompanying consolidated statement of financial condition for securities sold, not yet purchased, should the value of the securities rise.

    In the normal course of business, the Subsidiary's clearing activities involve settlement and financing of various customer securities transactions. These activities may expose the Subsidiary to off-balance sheet risk in the event the customer or other broker is unable to fulfill its contractual obligations and the Subsidiary has to purchase or sell securities at a loss.

    The Subsidiary's customer securities activities are transacted on either a cash or margin basis. In connection with these activities, the Subsidiary executes and clears customer transactions involving the sale of securities, not yet purchased, substantially all of which are transacted on a delivery vs. payment basis. For margin transactions, the Subsidiary may be exposed to significant off-balance sheet risk in the event margin requirements are not sufficient to fully cover losses that customers may incur. In the event the customer fails to satisfy its obligations, the Subsidiary may be required to purchase or sell financial instruments at prevailing market prices to fulfill customer obligations.

    The Subsidiary seeks to control the risks associated with customer activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. The Subsidiary monitors margin levels daily and, pursuant to such guidelines, requires customers to deposit additional collateral or to reduce positions, when necessary.

    The Subsidiary is engaged in various brokerage activities whose counterparties primarily include broker-dealers, banks and other financial institutions. The Subsidiary may be exposed to the risk of default which depends on the creditworthiness of the counterparty. It is the Subsidiary's policy to review, as necessary, the credit standing of each counterparty with which it conducts business.

9. REGULATORY REQUIREMENTS

    As a registered broker-dealer and member firm of the NYSE, the Subsidiary is subject to the SEC's Uniform Net Capital Rule 15c3-1. The Subsidiary computes its net capital under the alternative method permitted by the rule, which requires that minimum net capital be equal to the greater of $250,000 or 2% of the Rule 15c3-3 aggregate debit items, as defined. At December 31, 1999 and 1998, the Subsidiary had net capital of $72,306,426 and $76,624,072, respectively, which exceeded the minimum requirement by $72,056,426 and $76,374,072, respectively.

                HENDERSON BROTHERS HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

9. REGULATORY REQUIREMENTS (CONTINUED)
    The NYSE also requires certain specialists to maintain a minimum amount of net liquid assets, as defined, which shall be the greater of $1,000,000 or 25% of their position requirement ("Rule 104.2"). At December 31, 1999 and 1998, the Subsidiary's NYSE minimum required dollar amount of net liquid assets, as defined, was $23,970,445 and $27,699,242, respectively, compared to actual net liquid assets, as defined, of $75,322,599 and $79,907,493, respectively.

10. INCOME TAXES

    The Company's federal income tax return is filed on a consolidated basis. The Company's state and local income tax returns are filed on a combined basis. The provisions for income taxes are as follows:

                                          1999          1998         1997
                                       -----------   ----------   ----------
Current:
    Federal..........................  $ 8,084,981   $4,444,872   $4,648,000
    State and local..................    4,894,109    2,663,678    2,586,193
                                       -----------   ----------   ----------
                                        12,979,090    7,108,550    7,234,193
                                       -----------   ----------   ----------
Deferred:
    Federal..........................     (384,784)      50,626     (146,320)
    State and local..................     (277,153)      36,465     (105,393)
                                       -----------   ----------   ----------
                                          (661,937)      87,091     (251,713)
                                       -----------   ----------   ----------
Income tax expense...................  $12,317,153   $7,195,641   $6,982,480
                                       ===========   ==========   ==========

    Deferred income taxes reflect the tax effect of temporary differences between the financial reporting and tax basis of assets and liabilities. Included in deferred income taxes payable is the remaining tax effect of the Company's change to market value from LIFO cost for certain marketable securities, which is being recognized over a 15 year period.

    A reconciliation of the difference between the expected income tax expense on income computed at the U.S. statutory income tax rate and the Company's actual income tax expense is shown in the following table:

                                                            1999           1998           1997
                                                          --------       --------       --------
Book income at federal statutory rate..............         35.0%          35.0%          35.0%
State and local taxes (net of federal benefit).....         11.9%          11.8%          10.6%
Non-deductible expenses............................          3.0%            .8%            .2%
                                                            ----           ----           ----
Income tax expense.................................         49.9%          47.6%          45.8%
                                                            ====           ====           ====

11. PENDING SALE OF THE COMPANY

    On December 23, 1999 the Stockholders' of the Company entered into an agreement with LaBranche & Co Inc. to sell all the outstanding capital stock of the Company for approximately $230 million in cash. Pursuant to the agreement, the Company is required to deliver at the closing, working capital, as defined in the agreement, of $49 million and 19 NYSE memberships. The closing is contingent on LaBranche & Co Inc.'s ability to obtain financing for the transaction.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of Henderson Brothers Holdings, Inc. and Subsidiary:

We have audited the consolidated financial statements of Henderson Brothers Holdings, Inc. and Subsidiary (the "Company") as of December 31, 1999 and 1998, and for the years then ended, and have issued our report thereon dated
January 28, 2000, which report expresses an unqualified opinion and included an emphasis of a matter relating to the pending sale of the Company to LaBranche & Co Inc. Such consolidated financial statements and our report are included elsewhere in this prospectus. (The consolidated financial statements of the Company for the year ended December 31, 1997 were audited by other auditors whose report, dated February 16, 1998, expressed an unqualified opinion on those statements.) Our audits also include the financial statement schedule of the Company, listed elsewhere in this prospectus. Such financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

New York, New York

January 28, 2000

                       HENDERSON BROTHERS HOLDINGS, INC.
                             (PARENT COMPANY ONLY)

                  CONDENSED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   -----------
                           ASSETS
Cash........................................................  $ 2,578,443   $    80,229
Financial instruments owned--U.S. government obligations....   15,001,441            --
Investment in subsidiary, at equity.........................   51,541,438    56,807,581
Receivables:
  Subordinated loans........................................    4,900,000     4,900,000
  Receivable from subsidiary................................    2,412,795     6,062,398
  Income taxes..............................................           --        22,397
Other assets................................................       99,930       744,322
                                                              -----------   -----------
TOTAL ASSETS................................................  $76,534,047   $68,616,927
                                                              ===========   ===========
            LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Dividends payable.........................................  $   943,341   $   745,402
  Due to former stockholders................................           --     6,442,368
  Accounts payable and accrued expenses.....................    1,260,699     1,316,447
                                                              -----------   -----------
                                                                2,204,040     8,504,217
                                                              -----------   -----------
Subordinated notes..........................................   20,369,100    20,102,100
                                                              -----------   -----------
STOCKHOLDERS' EQUITY:
  Preferred stock, Series A, $1 par value (stated value of
    $1,000) 175.5 shares authorized, no shares
    outstanding.............................................           --            --
  Preferred stock, Series B, $1 par value (stated value of
    $917.18) 84 shares authorized, no shares outstanding....           --            --
  Preferred stock, $1 par value, 100,744 shares authorized,
    no shares issued........................................           --            --
  Preferred stock, Series C, $1 par value (stated value of
    $137) 99,995 shares authorized, 68,857 shares
    outstanding in 1999 and 1998............................    9,433,409     9,433,409
  Common stock, non-voting, $1 par value, 40,000 shares
    authorized 4,260 shares outstanding in 1999 and 1998....        4,260         4,260
  Common stock, voting, $1 par value, 20,000 shares
    authorized 4,238 shares outstanding in 1999 and 1998....        4,238         4,238
  Additional paid-in capital................................   11,964,776    11,964,776
  Retained earnings.........................................   36,577,520    25,169,854
  Notes receivable--stockholders............................   (4,023,296)   (6,565,927)
                                                              -----------   -----------
    Total stockholders' equity..............................   53,960,907    40,010,610
                                                              -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................  $76,534,047   $68,616,927
                                                              ===========   ===========

                  See notes to condensed financial statements.

                       HENDERSON BROTHERS HOLDINGS, INC.
                             (PARENT COMPANY ONLY)
                         CONDENSED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   ----------
REVENUES:
  Dividends and interest....................................  $   618,606   $  801,960
  Management fees...........................................    2,100,000    2,100,000
                                                              -----------   ----------
    Total revenues..........................................    2,718,606    2,901,960
                                                              -----------   ----------
EXPENSES:
  Employee compensation and benefits........................      625,050      767,400
  Interest expense..........................................    1,260,700    1,316,447
  Other.....................................................      715,706       26,670
                                                              -----------   ----------
    Total expenses..........................................    2,601,456    2,110,517
                                                              -----------   ----------
INCOME BEFORE PROVISION FOR INCOME TAXES AND EQUITY IN
  EARNINGS OF SUBSIDIARY....................................      117,150      791,443
Provision for income taxes..................................       55,050      371,910
                                                              -----------   ----------
INCOME BEFORE EQUITY IN EARNINGS OF SUBSIDIARY..............       62,100      419,533
Equity in earnings of subsidiary, net of tax................   12,288,907    7,507,545
                                                              -----------   ----------
NET INCOME..................................................  $12,351,007   $7,927,078
                                                              ===========   ==========

                  See notes to condensed financial statements

                       HENDERSON BROTHERS HOLDINGS, INC.
                             (PARENT COMPANY ONLY)
                       CONDENSED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $12,351,007   $7,927,078
  Adjustments to reconcile net income to net cash (used in)
    provided by operating activities:
    Equity in subsidiary's earnings.........................  (12,288,907)  (7,507,545)
  (Increase) decrease in operating assets:
    Financial instruments owned.............................  (15,001,441)          --
    Receivables from related parties........................    3,704,653   (3,994,543)
    Income taxes receivable.................................       22,397      (22,397)
    Other assets............................................      644,392       40,872
  Increase (decrease) in operating liabilities:
    Due to former stockholders..............................   (6,442,368)   6,442,368
    Accounts payable and accrued expenses...................      (55,748)     229,163
                                                              -----------   ----------
      Net cash (used in) provided by operating activities...  (17,066,015)   3,114,996
                                                              -----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Dividends received from subsidiary........................   17,500,000           --
                                                              -----------   ----------
  CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from subordinated note...........................    1,373,000    3,714,100
  Repayment of subordinated liabilities.....................   (1,106,000)          --
  Redemption of preferred stock.............................           --   (1,215,190)
  Decrease (increase) in notes receivable--stockholders.....    2,542,631   (4,953,178)
  Dividends paid............................................     (745,402)    (638,916)
  Retirement of common stock................................           --   (5,227,178)
  Issuance of common stock..................................           --    5,227,178
                                                              -----------   ----------
      Cash provided by (used in) financing activities.......    2,064,229   (3,093,184)
                                                              -----------   ----------
NET INCREASE IN CASH........................................    2,498,214       21,812
CASH, BEGINNING OF YEAR.....................................       80,229       58,417
                                                              -----------   ----------
CASH, END OF YEAR...........................................  $ 2,578,443   $   80,229
                                                              ===========   ==========
  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest................................................  $ 1,316,447   $1,087,284
                                                              ===========   ==========
    Taxes settled with the Subsidiary through the
      intercompany accounts.................................  $    55,050   $  371,910
                                                              ===========   ==========

                  See notes to condensed financial statements.

                       HENDERSON BROTHERS HOLDINGS, INC.
                             (PARENT COMPANY ONLY)

            CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                 PREFERRED        COMMON STOCK       ADDITIONAL                     NOTES
                                   STOCK      --------------------     PAID-IN      RETAINED     RECEIVABLE-
                                 SERIES C     NONVOTING    VOTING      CAPITAL      EARNINGS     STOCKHOLDERS      TOTAL
                                -----------   ---------   --------   -----------   -----------   ------------   -----------
BALANCE, DECEMBER 31, 1997....  $10,648,599    $4,253      $4,245    $ 7,063,789   $22,889,165   $(1,612,749)   $38,997,302
Net income....................           --        --          --             --     7,927,078            --      7,927,078
Dividend declared.............           --        --          --             --      (745,402)           --       (745,402)
Reclassification of stock.....           --         7          (7)            --            --            --             --
Loans to stockholders.........           --        --          --             --            --    (4,953,178)    (4,953,178)
Preferred stock retired--8,870
  shares Series C.............   (1,215,190)       --          --             --            --            --     (1,215,190)
Purchase of common stock--396
  shares voting and 397 shares
  nonvoting...................           --      (397)       (396)      (325,398)   (4,900,987)           --     (5,227,178)
Reissuance of common stock--
  396 shares voting and 397
  shares nonvoting............           --       397         396      5,226,385            --            --      5,227,178
                                -----------    ------      ------    -----------   -----------   -----------    -----------
BALANCE, DECEMBER 31, 1998....    9,433,409     4,260       4,238     11,964,776    25,169,854    (6,565,927)    40,010,610
Net income....................           --        --          --             --    12,351,007            --     12,351,007
Dividend declared.............           --        --          --             --      (943,341)           --       (943,341)
Payment of loans to
  stockholders................           --        --          --             --            --     2,542,631      2,542,631
                                -----------    ------      ------    -----------   -----------   -----------    -----------
BALANCE, DECEMBER 31, 1999....  $ 9,433,409    $4,260      $4,238    $11,964,776   $36,577,520   $(4,023,296)   $53,960,907
                                ===========    ======      ======    ===========   ===========   ===========    ===========

                  See notes to condensed financial statements.

                       HENDERSON BROTHERS HOLDINGS, INC.
                             (PARENT COMPANY ONLY)
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

1.  BASIS OF PRESENTATION

    The condensed unconsolidated financial statements of Henderson Brothers Holdings, Inc. (the "Parent") should be read in conjunction with the Consolidated Financial Statements of Henderson Brothers Holdings, Inc. and Subsidiary and the notes thereto.

2.  SUBORDINATED NOTES

    The amounts and maturities of the subordinated notes at December 31, 1999 are as follows:

MATURITY                         INTEREST RATE                      AMOUNT
--------                         -------------                    -----------
January 31, 2005                 Broker call rate less 1%         $20,369,100

    These notes are due to stockholders.

3.  RELATED PARTY TRANSACTIONS

    The Parent charges Henderson Brothers, Inc. (the "Subsidiary") a management fee for services performed by the Parent. Additionally, the Parent is allocated a portion of employee compensation and benefits expense from the Subsidiary.

    The Parent loaned the Subsidiary $4,900,000 in the form of a subordinated debenture. This amount is due from the Subsidiary on February 28, 2001 and bears interest at the broker call rate. Interest income was $350,216 for year ended December 31, 1999.

4.  DIVIDENDS RECEIVED FROM SUBSIDIARY

    For the year ended December 31, 1999, the Parent received dividends of $17,500,000 from its subsidiary.

                       HENDERSON BROTHERS HOLDINGS, INC.
                             (PARENT COMPANY ONLY)
                         CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Revenue:
  Interest..................................................  $  464,603
  Management fees...........................................   2,100,000
                                                              ----------
Total revenue...............................................   2,564,603
                                                              ----------
Expenses:
  Employee compensation and benefits........................     773,775
  Interest..................................................   1,087,283
  Other.....................................................      26,424
                                                              ----------
Total expenses..............................................   1,887,482
Income before provision for income taxes and equity in
  earnings of subsidiary....................................     677,121
Provision for income taxes..................................     333,000
                                                              ----------
Income before equity in earnings of subsidiary..............     344,121
Equity in earnings of subsidiary net of tax.................   7,928,341
                                                              ----------
Net income..................................................  $8,272,462
                                                              ==========

                  See note to condensed financial statements.

                       HENDERSON BROTHERS HOLDINGS, INC.
                             (PARENT COMPANY ONLY)
                       CONDENSED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Cash flows from operating activities:
  Net income................................................  $8,272,462
  Adjustments to reconcile net income to net cash used in
    operating activities:
    Amortization............................................      25,000
    Equity in subsidiary's earnings.........................  (7,928,341)
    (Increase) decrease in operating assets:
      Interest receivable...................................      21,172
      Receivables from subsidiary...........................  (1,804,558)
    Increase (decrease) in operating liabilities:
      Dividend payable......................................     106,486
      Payable to subsidiary.................................     (72,723)
      Taxes payable.........................................     333,000
      Bond interest payable.................................     287,482
                                                              ----------
        Net cash used in operating activities...............    (760,020)
                                                              ----------
Cash flows from investing activities:
  Investment in subordinated note...........................  (4,900,000)
                                                              ----------
        Cash used in investing activities...................  (4,900,000)
                                                              ----------
Cash flows from financing activities:
  Decrease in notes receivable--stockholders................     278,222
  Issuance of common stock..................................     386,227
  Proceeds from subordinated liabilities....................   5,625,000
  Dividends paid............................................    (638,916)
                                                              ----------
        Net cash provided by financing activities...........   5,650,533
Net decrease in cash........................................      (9,487)
Cash, beginning of year.....................................      67,904
                                                              ----------
Cash, the end of the year...................................  $   58,417
                                                              ==========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest....................  $  104,297
                                                              ==========

                  See note to condensed financial statements.

                       HENDERSON BROTHERS HOLDINGS, INC.
                             (PARENT COMPANY ONLY)

             CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                        PREFERRED        COMMON STOCK       ADDITIONAL                    NOTES
                                          STOCK      --------------------    PAID-IN      RETAINED     RECEIVABLE-
                                        SERIES C     NONVOTING    VOTING     CAPITAL      EARNINGS     STOCKHOLDERS      TOTAL
                                       -----------   ---------   --------   ----------   -----------   ------------   -----------
BALANCE, DECEMBER 31, 1996...........  $10,648,599    $4,209      $4,201    $6,677,650   $15,255,619   $(1,890,971)   $30,699,307
Net income...........................           --        --          --           --      8,272,462            --      8,272,462
Dividend declared....................           --        --          --           --       (638,916)           --       (638,916)
Loans to stockholders................           --        --          --           --             --       278,222        278,222
Issuance of common stock--44 shares
  voting and 44 shares non-voting....           --        44          44      386,139             --            --        386,227
                                       -----------    ------      ------    ----------   -----------   ------------   -----------
BALANCE, DECEMBER 31, 1997...........  $10,648,599    $4,253      $4,245    $7,063,789   $22,889,165   $(1,612,749)   $38,997,302
                                       ===========    ======      ======    ==========   ===========   ============   ===========

                  See note to condensed financial statements.

                       HENDERSON BROTHERS HOLDINGS, INC.
                             (PARENT COMPANY ONLY)
                     NOTE TO CONDENSED FINANCIAL STATEMENTS

1. NOTE TO CONDENSED FINANCIAL STATEMENTS

    The condensed financial statements of Henderson Brothers Holdings, Inc. (Parent Company Only) should be read in conjunction with the consolidated financial statements of Henderson Brothers Holdings, Inc. and Subsidiary and the notes thereto contained elsewhere in this prospectus.